Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Chris Nicholson	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-2987	617-274-7130
cnichols@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FIRST QUARTER 2018 FINANCIAL RESULTS

Record first quarter revenue of $669 million, up 11% year-over-year

Cloud Security Solutions revenue grew 36%, now at $600 million annualized run rate

GAAP EPS of $0.31 and non-GAAP EPS of $0.79

CAMBRIDGE, Mass. – April 30, 2018 – Akamai Technologies, Inc. (NASDAQ: AKAM), the world's largest and most trusted cloud delivery platform, today reported financial results for the first quarter ended March 31, 2018.

“We are very pleased with the results of our first quarter performance, which featured continued outstanding growth in our security business, substantial improvement in our media business, margin expansion and accelerated revenue growth overall." said Dr. Tom Leighton, Chief Executive Officer.

Akamai delivered the following financial results for the first quarter ended March 31, 2018.

Revenue: Revenue was $669 million, an 11% increase over first quarter 2017 revenue of $600 million and a 9% increase when adjusted for foreign exchange.*

Revenue by Division(1):

•	Web Division revenue was $353 million, up 16% year-over-year and up 13% when adjusted for foreign exchange*

•	Media and Carrier Division revenue was $316 million, up 6% year-over-year and up 4% when adjusted for foreign exchange*

Revenue from Cloud Security Solutions(2):

•	Cloud Security Solutions revenue was $149 million, up 36% year-over-year and up 32% when adjusted for foreign exchange*

Revenue from Internet Platform Customers(3):

•	Revenue from Internet Platform Customers was $44 million, down 14% year-over-year and when adjusted for foreign exchange*

•	Revenue excluding Internet Platform Customers was $624 million, up 14% year-over-year and up 11% when adjusted for foreign exchange*

Revenue by Geography:

•	U.S. revenue was $423 million, up 6% year-over-year

•	International revenue was $245 million, up 22% year-over-year and up 14% when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $69 million, a 35% decrease from first quarter 2017. GAAP operating margin for the first quarter was 10%, down 8 percentage points from the same period last year. The first quarter of 2018 was impacted by a $15 million restructuring charge and $23 million for legal settlements and non-recurring professional advisory fees associated with a non-routine stockholder matter.

Non-GAAP income from operations* was $167 million, a 5% increase from fourth quarter 2017 and a 7% increase from first quarter 2017. Non-GAAP operating margin* for the first quarter was 25%, up 1 percentage point from the fourth quarter of 2017 due to operational efficiency improvements, but down 1 percentage point from the same period last year due to two acquisitions that were completed subsequent to the first quarter of 2017.

Net income: GAAP net income was $54 million, a 28% decrease from first quarter 2017. Non-GAAP net income* was $136 million, a 19% increase from first quarter 2017.

EPS: GAAP EPS was $0.31 per diluted share, a 28% decrease from first quarter 2017 and a 33% decrease when adjusted for foreign exchange.* Non-GAAP EPS was $0.79 per diluted share, a 22% increase from first quarter 2017 and a 17% increase when adjusted for foreign exchange.*

Adjusted EBITDA*: Adjusted EBITDA was $256 million, an 11% increase from first quarter 2017. Adjusted EBITDA margin* was 38%, flat compared to the first quarter of 2017.

Other first quarter 2018 results:

•	Cash from operations was $192 million, or 29% of revenue

•	Cash, cash equivalents and marketable securities was $1.3 billion as of March 31, 2018

•	The Company spent $20 million to repurchase 0.3 million shares of its common stock at an average price of $67.38 per share

•	The Company had approximately 171 million shares of common stock outstanding as of March 31, 2018

Adoption of new revenue recognition standard: Prior period results have been revised for the adoption of the new revenue recognition standard. Under this standard, the way revenue is recognized changed for some of Akamai's customers and primarily impacts the revenue timing of a small number of licensed software customers. The way Akamai recognizes revenue for its core Web and Media products is substantially unchanged. Akamai will also begin capitalizing certain commission and incentive payments. The revisions as a result of the new standard did not have a material impact on Akamai's annual revenue or results of operations, but did cause quarter-to-quarter fluctuations. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)    Revenue by Division – A customer-focused reporting view that reflects revenue from customers that are managed by the division. As of January 1, 2018, Akamai now reports its revenue in two divisions compared to the three divisions reported in 2017; the Media Division and Enterprise and Carrier Division were combined to form the new Media and Carrier Division. In addition, as the purchasing patterns and required account expertise of customers changes over time, Akamai may reassign a customer's division from one to another. In 2018 Akamai reassigned some of its customers from the Media and Carrier Division to the Web Division and revised historical results in order to reflect the most recent categorization and to provide a comparable view for all periods presented.

(2)
Revenue from Cloud Security Solutions – A product-focused reporting view that illustrates revenue from Cloud Security Solutions separately from all other solution categories. During 2018, Akamai updated its methodology for allocating revenue to specific solutions when solutions are sold as a bundle. During 2018, Akamai reassigned amounts from CDN and other solutions revenue to Cloud Security Solutions revenue and revised historical results in order to reflect the most recent allocation methodologies and to provide a comparable view for all periods presented.

(3)	Revenue from Internet Platform Customers – Revenue from six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 4695086. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 4695086. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the world’s largest and most trusted cloud delivery platform, Akamai makes it easier for its customers to provide the best and most secure digital experiences on any device, anytime, anywhere.  Akamai’s massively distributed platform is unparalleled in scale with over 200,000 servers across 130 countries, giving customers superior performance and threat protection. Akamai’s portfolio of web and mobile performance, cloud security, enterprise access, and video delivery solutions are supported by exceptional customer service and 24/7 monitoring.  To learn why the top financial institutions, e-commerce leaders, media & entertainment providers, and government organizations trust Akamai please visit www.akamai.com, blogs.akamai.com, or @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$363,703	$313,382
Marketable securities	447,850	398,554
Accounts receivable, net	484,617	461,457
Prepaid expenses and other current assets	163,556	172,853
Total current assets	1,459,726	1,346,246
Property and equipment, net	845,118	862,535
Marketable securities	512,270	567,592
Goodwill	1,498,906	1,498,688
Acquired intangible assets, net	193,228	201,259
Deferred income tax assets	44,490	36,231
Other assets	133,166	136,365
Total assets	$4,686,904	$4,648,916
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$81,239	$80,278
Accrued expenses	253,075	283,743
Deferred revenue	95,490	70,495
Convertible senior notes	668,745	—
Other current liabilities	32,046	22,178
Total current liabilities	1,130,595	456,694
Deferred revenue	7,049	6,062
Deferred income tax liabilities	17,675	17,823
Convertible senior notes	—	662,913
Other liabilities	145,328	142,955
Total liabilities	1,300,647	1,286,447
Total stockholders' equity	3,386,257	3,362,469
Total liabilities and stockholders' equity	$4,686,904	$4,648,916

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in thousands, except per share data)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Revenue	$668,724	$658,470	$600,293
Costs and operating expenses:
Cost of revenue(2) (3)	234,825	229,940	205,727
Research and development(2)	65,065	59,673	52,162
Sales and marketing(2)	122,553	131,223	114,492
General and administrative(2) (3)	154,385	146,115	115,009
Amortization of acquired intangible assets	8,431	7,829	7,569
Restructuring charges	14,908	51,581	—
Total costs and operating expenses	600,167	626,361	494,959
Income from operations	68,557	32,109	105,334
Interest income	3,965	4,487	4,624
Interest expense	(4,850)	(4,850)	(4,597)
Other income (expense), net	21	473	(684)
Income before provision for income taxes	67,693	32,219	104,677
Provision for income taxes	13,979	4,699	30,094
Net income	$53,714	$27,520	$74,583

Net income per share:
Basic	$0.32	$0.16	$0.43
Diluted	$0.31	$0.16	$0.43

Shares used in per share calculations:
Basic	170,116	169,429	173,158
Diluted	172,004	170,727	175,171

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

(2)	Includes stock-based compensation (see supplemental table for figures)

(3)	Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Cash flows from operating activities:
Net income	$53,714	$27,520	$74,583
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	104,095	99,396	86,533
Stock-based compensation	44,686	42,205	38,986
(Benefit) provision for deferred income taxes	(7,814)	(30,378)	28,425
Amortization of debt discount and issuance costs	4,850	4,850	4,597
Restructuring-related software charges	2,818	31,965	—
Other non-cash reconciling items, net	4,379	6,413	(129)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(18,419)	(40,631)	(19,876)
Prepaid expenses and other current assets	(4,927)	7,612	(47,172)
Accounts payable and accrued expenses	(31,312)	11,082	(23,940)
Deferred revenue	25,243	1,410	10,043
Other current liabilities	13,701	12,727	3,516
Other non-current assets and liabilities	996	23,270	(12,948)
Net cash provided by operating activities	192,010	197,441	142,618
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(79)	(171,872)	(10)
Purchases of property and equipment and capitalization of internal-use software development costs	(113,075)	(106,852)	(91,181)
Purchases of short- and long-term marketable securities	(73,352)	(77,399)	(92,306)
Proceeds from sales and maturities of short- and long-term marketable securities	75,736	154,390	324,138
Other non-current assets and liabilities	(715)	(420)	(335)
Net cash used in (provided by) investing activities	(111,485)	(202,153)	140,306
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	22,738	13,940	17,530
Employee taxes paid related to net share settlement of stock-based awards	(29,714)	(10,273)	(33,921)
Repurchases of common stock	(19,785)	(54,565)	(72,467)
Other non-current assets and liabilities	(3,900)	—	—
Net cash used in financing activities	(30,661)	(50,898)	(88,858)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,165	631	5,019
Net increase (decrease) in cash, cash equivalents and restricted cash	51,029	(54,979)	199,085
Cash, cash equivalents and restricted cash at beginning of period	314,429	369,408	324,626
Cash, cash equivalents and restricted cash at end of period	$365,458	$314,429	$523,711

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

On January 1, 2018, Akamai also adopted Accounting Standards Update No. 2016-18, Statement of Cash Flows. Under this standard, restricted cash is included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period cash on the statement of cash flows. Akamai retrospectively adopted this standard and revised cash flows from investing activities by ($0.2) million and $0.8 million for the three months ended December 31, 2017 and March 31, 2017, respectively, with a corresponding revision to total cash, cash equivalents and restricted cash.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY DIVISION

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Web Division	$352,837	$354,821	$303,488
Media and Carrier Division	315,887	303,649	296,805
Total revenue	$668,724	$658,470	$600,293
Revenue growth rates year-over-year:
Web Division	16%	16%	13%
Media and Carrier Division	6	—	(2)
Total revenue	11%	8%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Web Division	13%	15%	14%
Media and Carrier Division	4	(1)	(1)
Total revenue	9%	7%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM CLOUD SECURITY SOLUTIONS

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Cloud Security Solutions	$149,205	$135,842	$110,006
CDN and other solutions	519,519	522,628	490,287
Total revenue	$668,724	$658,470	$600,293
Revenue growth rates year-over-year:
Cloud Security Solutions	36%	34%	34%
CDN and other solutions	6	3	—
Total revenue	11%	8%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Cloud Security Solutions	32%	33%	36%
CDN and other solutions	3	2	1
Total revenue	9%	7%	6%

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE FROM INTERNET PLATFORM CUSTOMERS

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017(1)	March 31, 2017(1)
Revenue from Internet Platform Customers	$44,391	$49,992	$51,391
Revenue excluding Internet Platform Customers	624,333	608,478	548,902
Total revenue	$668,724	$658,470	$600,293
Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	(14)%	(14)%	(29)%
Revenue excluding Internet Platform Customers	14	10	10
Total revenue	11%	8%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Revenue from Internet Platform Customers	(14)%	(14)%	(29)%
Revenue excluding Internet Platform Customers	11	9	11
Total revenue	9%	7%	6%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA – REVENUE BY GEOGRAPHY

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
U.S.	$423,339	$425,744	$398,870
International	245,385	232,726	201,423
Total revenue	$668,724	$658,470	$600,293
Revenue growth rates year-over-year:
U.S.	6%	2%	—%
International	22	22	19
Total revenue	11%	8%	5%
Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	6%	2%	—%
International	14	18	21
Total revenue	9%	7%	6%

(1) Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL OPERATING EXPENSE DATA

	Three Months Ended
(in thousands)	March 31, 2018	December 31, 2017	March 31, 2017
General and administrative expenses:
Payroll and related costs	$51,894	$50,187	$44,891
Stock-based compensation	12,922	11,359	10,115
Depreciation and amortization	19,888	19,845	18,528
Facilities-related costs	21,795	21,071	18,798
Provision for doubtful accounts	521	805	153
Acquisition-related costs	1,143	19,995	(209)
Legal and stockholder matter costs	23,091	—	—
License of patent	(4,215)	(4,169)	(4,035)
Professional and other expenses	27,346	27,022	26,768
Total general and administrative expenses	$154,385	$146,115	$115,009

General and administrative expenses–functional(1):
Global functions	$55,653	$52,818	$48,727
As a percentage of revenue	8%	8%	8%
Infrastructure	78,192	76,666	70,373
As a percentage of revenue	12%	12%	12%
Other	20,540	16,631	(4,091)
Total general and administrative expenses	$154,385	$146,115	$115,009
As a percentage of revenue	23%	22%	19%

Stock-based compensation:
Cost of revenue	$5,296	$5,259	$4,685
Research and development	10,509	10,121	9,029
Sales and marketing	15,959	15,466	15,157
General and administrative	12,922	11,359	10,115
Total stock-based compensation	$44,686	$42,205	$38,986

(1) Global functions expense includes payroll, stock-based compensation and other employee-related costs for administrative functions, including finance, purchasing, order entry, human resources, legal, information technology and executive personnel, as well as third-party professional service fees. Infrastructure expense includes payroll, stock-based compensation and other employee-related costs for our network infrastructure functions, as well as facility rent expense, depreciation and amortization of facility and IT-related assets, software and software-related costs, business insurance and taxes. Our network infrastructure function is responsible for network planning, sourcing, architecture evaluation and platform security. Other expenses includes acquisition-related costs, provision for doubtful accounts, the license of a patent and legal and stockholder matter costs.

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL DATA

	Three Months Ended
(in thousands, except end of period statistics)	March 31, 2018	December 31, 2017	March 31, 2017
Depreciation and amortization:
Network-related depreciation	$38,235	$37,223	$35,255
Capitalized internal-use software development amortization	31,668	29,096	21,589
Other depreciation and amortization	19,498	19,498	18,209
Depreciation of property and equipment	89,401	85,817	75,053
Capitalized stock-based compensation amortization	5,569	5,029	3,471
Capitalized interest expense amortization	694	721	440
Amortization of acquired intangible assets	8,431	7,829	7,569
Total depreciation and amortization	$104,095	$99,396	$86,533

Capital expenditures, excluding stock-based compensation and interest expense(1)(2):
Purchases of property and equipment	$26,597	$50,716	$56,500
Capitalized internal-use software development costs	49,257	43,074	37,085
Total capital expenditures, excluding stock-based compensation and interest expense	$75,854	$93,790	$93,585

End of period statistics:
Number of employees	7,454	7,650	6,672

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND NET INCOME PER DILUTED SHARE

	Three Months Ended
(in thousands, except per share data)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Income from operations	$68,557	$32,109	$105,334
GAAP operating margin	10%	5%	18%
Amortization of acquired intangible assets	8,431	7,829	7,569
Stock-based compensation	44,686	42,205	38,986
Amortization of capitalized stock-based compensation and capitalized interest expense	6,263	5,750	3,911
Restructuring charges	14,908	51,581	—
Acquisition-related costs	1,143	19,995	(208)
Legal and stockholder matter costs	23,091	—	—
Operating adjustments	98,522	127,360	50,258
Non-GAAP income from operations	$167,079	$159,469	$155,592
Non-GAAP operating margin	25%	24%	26%

Net income	$53,714	$27,520	$74,583
Operating adjustments (from above)	98,522	127,360	50,258
Amortization of debt discount and issuance costs	4,850	4,850	4,597
Gain on investments	—	(450)	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(21,283)	(38,574)	(15,467)
Non-GAAP net income	$135,803	$120,706	$113,971

GAAP net income per diluted share	$0.31	$0.16	$0.43
Amortization of acquired intangible assets	0.05	0.05	0.04
Stock-based compensation	0.25	0.25	0.22
Amortization of capitalized stock-based compensation and capitalized interest expense	0.04	0.03	0.02
Restructuring charges	0.09	0.30	—
Acquisition-related costs	0.01	0.12	—
Legal and stockholder matter costs	0.13	—	—
Amortization of debt discount and issuance costs	0.03	0.03	0.03
Gain on investments	—	—	—
Income tax effect of above non-GAAP adjustments and certain discrete tax items	(0.12)	(0.23)	(0.09)
Non-GAAP net income per diluted share	$0.79	$0.71	$0.65

Shares used in diluted per share calculations	172,004	170,727	175,171

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

	Three Months Ended
(in thousands, except per share data)	March 31, 2018	December 31, 2017 (1)	March 31, 2017 (1)
Net income	$53,714	$27,520	$74,583
Interest income	(3,965)	(4,487)	(4,624)
Provision for income taxes	13,979	4,699	30,094
Depreciation and amortization	89,401	85,817	75,053
Amortization of capitalized stock-based compensation and capitalized interest expense	6,263	5,750	3,911
Amortization of acquired intangible assets	8,431	7,829	7,569
Stock-based compensation	44,686	42,205	38,986
Restructuring charges	14,908	51,581	—
Acquisition-related costs	1,143	19,995	(208)
Legal and stockholder matter costs	23,091	—	—
Amortization of debt discount and issuance costs	4,850	4,850	4,597
Gain on investments	—	(450)	—
Other (income) expense, net	(21)	(23)	684
Adjusted EBITDA	$256,480	$245,286	$230,645
Adjusted EBITDA margin	38%	37%	38%

(1)
Prior period information has been restated for the adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers, which Akamai adopted retrospectively on January 1, 2018. Under this standard, the way revenue is recognized changed for some of Akamai's contracts with customers. Akamai will also begin capitalizing costs associated with obtaining customer contracts, specifically commission and incentive payments. For more information, see the posted revisions to the consolidated statements of income and other key disaggregated revenue amounts in the Investor Relations section of Akamai's website at www.akamai.com.

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

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Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and is unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

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Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

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Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions and do not reflect Akamai's core operations.

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Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

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Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

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Legal and stockholder matter costs –Akamai has incurred losses related to the settlement of legal matters, costs from professional service providers related to a non-routine stockholder matter and costs with respect to its internal U.S. Foreign Corrupt Practices Act ("FCPA") investigation. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

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Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred with respect to Akamai's internal FCPA investigation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred with respect to Akamai's internal FCPA investigation; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. Unless and until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs from professional service providers related to a non-routine stockholder matter; costs incurred with respect to Akamai's internal FCPA investigation; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures, or capex, excluding stock-based compensation and interest expense – Purchases of property and equipment and capitalization of internal-use software development costs presented on an accrual basis, which differs from the cash-basis presentation included in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about expected revenue growth and future profitability levels. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.